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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 8, 1999
                                                  ----------------------------


                                    IMP, Inc.
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               (Exact name of registrant as specified in charter)




                                    Delaware
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                 (State or other jurisdiction of incorporation)



       0-15858                                           94-2722142
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(Commission File Number)                       (IRS Employer Identification No.)


2830 N. First Street, San Jose, California                        95134-2071
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:        (408) 432-9100
                                                      --------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5.    Other Events.

     On February 8, 1999, IMP, Inc., a Delaware corporation (the "Company") announced that it had consummated a private placement of 527,000 shares of its Common Stock, representing slightly less than 20% of the outstanding shares of its Common Stock, at a price per share of $4.50, less expenses and a fee payable to a private placement agent. Further details regarding this announcement are contained in the Company's press release dated February 8, 1999 attached as an exhibit hereto and incorporated by reference herein. Also, in response to a request by The Nasdaq Stock Market, Inc., the Company is filing as an exhibit hereto a pro forma balance sheet as of December 31, 1998 showing the effect of such financing.

Item 7.    Financial Statements and Exhibits.


     (c)  Exhibits.

     Exhibit 27.1   Financial Data Schedule.

     Exhibit 99.1   IMP, Inc. Press Release dated January 28, 1998.

     Exhibit 99.2 Pro forma balance sheet as of December 31, 1998 as adjusted to show the effect of the sale of 527,000 shares of the Company's Common Stock on February 8, 1999 in a private placement transaction raising gross proceeds of $2,371,500.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       IMP, Inc.
                                       (Registrant)


Dated: February 12, 1999               By: /s/ George Rassam
                                           ------------------------
                                           George Rassam
                                           Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
Number           Description
-------          -----------
 27.1            Financial Data Schedule

 99.1            IMP, Inc. Press Release dated January 28, 1998.

 99.2 Pro forma balance sheet as of December 31, 1998 as adjusted to show the effect of the sale of 527,000 shares of the Company's
                 Common Stock on February 8, 1999 in a private placement transaction raising gross proceeds of $2,371,500.